CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION
                     906 OF THE SARBANES-OXLEY ACT OF 2002

Certification of chief FINANCIAL officer

In connection with the Annual Report of Tekron, Inc., a Delaware corporation
(the "Company"), on Form 10-KSB for the year ending March 31, 2003 as filed with the Securities and Exchange Commission (the "Report"), I, Lugi Brun, Chief
Financial Officer of the Company, certify, pursuant to 906 of the Sarbanes-Oxley
Act of 2002 (18 U.S.C. 1350), that to my knowledge:

        (1)   The Report fully complies with the requirements of section 13(a)
              or 15(d) of the Securities Exchange Act of 1934; and

        (2)   The information contained in the Report fairly presents, in all material respects, the financial condition and result of
              operations of the Company.

/s/ Luigi Brun
    Luigi Brun Chief Financial Officer
    July 11, 2003